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                                                                     EXHIBIT 3.2

                                    DELAWARE
                                 ---------------    PAGE 1
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "LEASE EQUITY APPRECIATION FUND II, L.P.", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY, A.D. 2004, AT 11 O'CLOCK A.M.


                    [SEAL            /s/ Harriet Smith Windsor
                   APPEARS           -----------------------------------------
                     HERE]           Harriet Smith Windsor, Secretary of State

3783813   8100                       AUTHENTICATION: 3293967

040550293                            DATE: 08-13-04

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                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 11:00 AM 07/27/2004
                                                     FILED 11:00 AM 07/27/2004
                                                   SRV 040550293 - 3783813 FILE

                                STATE OF DELAWARE
                         AMENDMENT TO THE CERTIFICATE OF
                               LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership of LEASE EQUITY APPRECIATION FUND II, L.P. pursuant to the provisions 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is LEASE EQUITY APPRECIATION FUND II, L.P.

SECOND: Article 3 of the Certificate of Limited Partnership shall be amended as follows: LEAF FINANCIAL CORPORATION, whose address is 1845 Walnut Street,
         10th Floor, Philadelphia, Pennsylvania 19103, is being substituted as General Partner for LEAF Asset Management, Inc. effective
         June 30, 2004.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 23rd day of July, A.D. 2004.

                                           By:    LEAF FINANCIAL CORPORATION
                                                  GENERAL PARTNER
                                                  ------------------------------
                                                  General Partner(s)

                                           Name:  /s/ Miles Herman
                                                  ------------------------------
                                                  Miles Herman,
                                                  President and Chief
                                                  Operating Officer